CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information and to the reference to us under the heading "Independent Accountants" in the Prospectus, constituting parts of this Post-Effective Amendment No. 3 to the registration statement of Potomac Funds on Form N-1A.



    /s/ PricewaterhouseCoopers LLP
    ------------------------------------
    PricewaterhouseCoopers LLP
    Milwaukee, Wisconsin
    November 30, 1998